EXHIBIT  11.1

STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

	Three Months Ended		Three Months Ended
	June 30, 2009		June 30, 2008
		Earnings		Earnings
	Shares	Per Share	Shares	Per Share
	(in Thousands)		(in Thousands)

Basic Weighted Average Shares Outstanding	7,210	$(0.94)	7,198	$0.04

Diluted
Average Shares Outstanding	7,210		7,198
Common Stock Equivalents	0		---

	7,210	$(0.94)	7,198	$0.04

	Six Months Ended		Six Months Ended
	June 30, 2009		June 30, 2008
		Earnings		Earnings
	Shares	Per Share	Shares	Per Share
	(in Thousands)		(in Thousands)

Basic Weighted Average Shares Outstanding	7,206	$(0.83)	7,195	$0.35

Diluted
Average Shares Outstanding	7,206		7,195
Common Stock Equivalents	0		---

	7,206	$(0.83)	7,195	$0.35